                                                                    EXHIBIT 10.3

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                         TARGET BENEFIT RETIREMENT PLAN

     THIS INDENTURE made on the 29th day of December, 1994, by FIRST BANKING COMPANY OF SOUTHEAST GEORGIA, a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Primary Sponsor");

                              W I T N E S S E T H:

     WHEREAS, the Primary Sponsor established the First Banking Company of Southeast Georgia Uniform Target Benefit Retirement Plan under an indenture dated July 14, 1986 (the "Old Plan"); and

     WHEREAS, First Bulloch Bank & Trust Company ("First Bulloch") adopted the Old Plan by execution of an Adoption Agreement dated July 14, 1986 (the "First Bulloch Plan"); and

     WHEREAS, Metter Banking Company ("Metter") established the Metter Banking Company Retirement Plan and Trust under an amended and restated indenture effective January 1, 1984 (the "Metter Plan"); and

     WHEREAS, the Primary Sponsor and First Bulloch amended and restated the Old Plan and the First Bulloch Plan into the First Banking Company of Southeast Georgia Target Benefit Retirement Plan (the "Plan") by indenture dated December 30, 1988; and

     WHEREAS, First Bulloch and Metter have adopted the Plan and are Plan Sponsors; and

     WHEREAS, the Plan was amended and restated by indenture dated December 28, 1989, and was further amended by indenture dated December 30, 1991; and

     WHEREAS, the Plan is intended to be a target benefit pension plan which is a form of money purchase pension plan as described in Revenue Ruling 76-464; and

     WHEREAS, the Primary Sponsor now desires to amend and restate the Plan primarily to comply with the provisions of the Tax Reform Act of 1986, subsequent legislation, and various regulations and rulings issued by government agencies since the Plan was last amended; and

     WHEREAS, the provisions of the Plan, as amended and restated herein, shall apply only to Plan years beginning after December 31, 1988, and only with respect to Members who perform an Hour of Service after Plan years beginning after December 31, 1988, except to the extent the provisions are required to apply at an earlier or later date or to any other Members to comply with applicable law;

     NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan in its entirety, effective January 1, 1989, to read as follows:

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                         TARGET BENEFIT RETIREMENT PLAN

                                TABLE OF CONTENTS

SECTION 1           DEFINITIONS...................................................................................1

SECTION 2           ELIGIBILITY..................................................................................11

SECTION 3           CONTRIBUTIONS................................................................................11

SECTION 4           ALLOCATIONS..................................................................................12

SECTION 5           DEATH BENEFITS...............................................................................13

SECTION 6           PAYMENT OF BENEFITS ON RETIREMENT OR DEATH...................................................13

SECTION 7           PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT.............................................18

SECTION 8           ADMINISTRATION OF THE PLAN...................................................................20

SECTION 9           CLAIM REVIEW PROCEDURE.......................................................................22

SECTION 10          LIMITATION OF ASSIGNMENT, PAYMENTS TO
                    LEGALLY INCOMPETENT DISTRIBUTEES AND
                    UNCLAIMED PAYMENTS...........................................................................23

SECTION 11          PROHIBITION AGAINST DIVERSION................................................................24

SECTION 12          LIMITATION OF RIGHTS.........................................................................24

SECTION 13          AMENDMENT TO OR TERMINATION OF THE PLAN
                    AND THE TRUST................................................................................24

SECTION 14          ADOPTION OF PLAN BY AFFILIATES...............................................................26

SECTION 15          QUALIFICATION AND RETURN OF CONTRIBUTIONS....................................................26

SECTION 16          INCORPORATION OF SPECIAL LIMITATIONS.........................................................27

APPENDIX A          LIMITATION ON ALLOCATIONS...................................................................A-1
APPENDIX B          TOP-HEAVY PROVISIONS........................................................................B-1
APPENDIX C          PRIOR TARGET BENEFIT FORMULAS...............................................................C-1
APPENDIX D          ACTUARIAL TABLES............................................................................D-1

                                    SECTION 1
                                   DEFINITIONS

     Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

         1.1 "Account" means the accounts as may be established and maintained by the Plan Administrator to reflect the interest of a Member in the Fund. In addition to any other Accounts as the Plan Administrator may establish and maintain, the Plan Administrator shall establish and maintain separate accounts each of which shall be adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto for each Member to be designated as follows:

                  (a) "Target Account" which shall reflect a Member's interest in contributions made by a Plan Sponsor under Plan Section 3.1.

                  (b) "Metter Account" which shall reflect a Member's interest in his accrued benefit transferred to the Plan from the Metter Plan in a trust-to-trust transfer.

         1.2      "Accrued Benefit" means the balance of a Member's Account.

         1.3 "Actuarial Assumptions" shall be calculated using the 1983 Group Annuity Mortality Tables (1983 GAM) (Unisex based on a 50% male/50% female mix) as set forth in Appendix D, and using a standard interest rate equal to (a) 6.0% for Plan Years beginning before January 1, 1991, and (b) 7.5% for Plan Years beginning on and after January 1, 1991.

         1.4 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code
Section 414(o).

         1.5      "Annual Compensation" means

                  (a) for Plan Years beginning before January 1, 1991, the amount paid to an Employee by a Plan Sponsor and Affiliates during a Plan Year as wages, salaries for professional services, and other amounts received for personal services actually rendered (including, but not limited to, commissions paid salesman, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses), to the extent not in excess of the Annual Compensation Limit. For purposes of the preceding sentence, income from sources without the United States otherwise excluded from gross income under Code Section 911 shall be included in Annual Compensation. Annual Compensation does not include deferred compensation, stock options, and other amounts which receive special tax benefits. Notwithstanding the above, Annual Compensation shall be determined as follows:

                           (1) in determining with respect to each Plan Sponsor the amount of contributions made by or on behalf of an Employee under Plan Section 3 and allocations under Plan
                  Section 4, Annual Compensation shall only include amounts received from that Plan Sponsor for the portion of the Plan Year during which the Employee was a Member;

                           (2)      for purposes of applying the Annual
                  Compensation Limit, with respect to Plan Sections 3 and 4, the rules of Code Section 414(a)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendents of the Member who have not attained age 19 before the close of the Plan Year;

                           (3) for all purposes under the Plan except Appendices A and B hereto, Annual Compensation shall include any amount contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code
                  Section 125, 402(a)(8), or 402(h); and

                           (4) for purposes of applying the annual addition limits set forth in Appendix A, the term Plan Sponsor as used in Plan Section 1.5 shall mean Plan Sponsor as that term is defined in Section 4 of Appendix.

                  (b) for Plan Years beginning on and after January 1, 1991, the amount paid to an Employee by a Plan Sponsor and Affiliates during a Plan Year as wages, salaries, fees for professional services, and other amounts received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan), to the extent not in excess of the Annual Compensation Limit. Annual Compensation does not include compensation deferred under an unfunded, nonqualified plan, amounts realized from the exercise or sale of stock options or other amounts described by Treas. Reg. Section 1.415-2(d)(3). Notwithstanding the above, Annual Compensation shall be determined as follows:

                           (1) in determining with respect to each Plan Sponsor the amount of contributions made by or on behalf of an Employee under Plan Section 3 and allocations under Plan
                  Section 4 --

                  (A) for Plan Years through the Plan Year ending December 31, 1993, Annual Compensation shall be measured on the basis of the twelve-consecutive-month period ending January 31 within the Plan Year;

                  (B) for Plan Years beginning on and after January 1, 1994, Annual Compensation shall be measured on the basis of a twelve-consecutive-month period ending January 1 within the Plan Year;

                           (2)      for purposes of applying the Annual
                  Compensation Limit, with respect to Plan Sections 3 and 4, the rules of Code Section 414(a)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year;

                           (3) for all purposes under the Plan except Appendices A and B hereto, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code
                  Section 125, 402(e)(3), or 402(h); and

                           (4) for purposes of applying the annual addition limits set forth in Appendix A, the term Plan Sponsor as used in Plan Section 1.5 shall mean Plan Sponsor as that term is defined in Section 4 of Appendix.

         1.6 "Annual Compensation Limit" means (1) $200,000 for the Plan Year beginning in 1989, which amount may be adjusted in subsequent Plan Years through the Plan Year beginning in 1993, based on changes in the cost of living as announced by the Secretary of the Treasury, and (2) $150,000 for the Plan Year beginning in 1994, which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.

         1.7 "Average Annual Compensation" means (a) for purposes of a Member who terminates employment before January 1, 1996, the average of a Member's Annual Compensation over the nine-consecutive twelve-month periods ending as of the January 1 which falls within the Plan Year in which the Member terminates employment, and (b) for purposes of a Member who terminates employment on or after January 1, 1996, the average of a Member's Annual Compensation over the ten-consecutive twelve-month periods ending as of the January 1 which falls within the current Plan Year. Notwithstanding the preceding, if a Member's entire compensation history with the Plan Sponsor is less than the period indicated in Clause (a) or (b) herein, as applicable, the Member's Annual Compensation shall be averaged over the fewer number of consecutive twelve-month periods ending January 1, and if that Member's entire compensation history is less than the twelve-consecutive month period ending as of the January 1 which falls within the current Plan Year, then the Member's compensation history shall be annualized.

         1.8 "Beneficiary" means the person or trust that a Member designated most recently in writing to the Plan Administrator; provided, however, that if the Member has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term "Beneficiary" means (a) the Member's spouse or (b) if no spouse is alive, the Member's surviving children, or (c) if no children are alive, the Member's parent or parents, or (d) if no parent is alive, the legal representative of the deceased Member's estate. Notwithstanding the preceding sentence, the spouse of a married Member shall be his Beneficiary unless that spouse has consented in writing to the designation by the Member of some other person or trust and the spouse's consent acknowledges the effect of the designation and is witnessed by a notary public. A Member may change his designation at any time. However, a Member may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse's consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse's consent shall not be required if the Member establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Member has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a "qualified domestic relations order" (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse's legal guardian shall be deemed to be consent by the spouse.

         1.9 "Board of Directors" means the Board of Directors of the Primary Sponsor.

         1.10 "Break in Service" means the failure of an Employee, in connection with a termination of employment other than by reason of death, Disability or retirement, to complete more than 500 Hours of Service in any Plan Year.

         1.11     "Code" means the Internal Revenue Code of 1986, as amended.

         1.12 "Credited Service" means each Plan Year during which an Employee has completed no less than 1,000 Hours of Service as a Member in the Plan or the Old Plan.

         1.13 "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         1.14 "Disability" means a disability of a Member within the meaning of Code Section 72(m)(7), to the extent that the Member is, or would be, entitled to disability retirement benefits under the federal Social Security Act or to the extent that the Member is entitled to recover benefits under any long term disability plan or policy maintained by the Plan Sponsor. The determination of whether a Disability exists shall be made by the Plan Administrator and shall be substantiated by competent medical advice.

         1.15 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

         1.16 "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.17 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         1.18 "Eligibility Service" means a twelve-consecutive-month period during which the Employee completes no less than 1,000 Hours of Service, beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment with a Plan Sponsor, or, in the event the Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, any Plan Year thereafter during which the Employee completes no less than 1,000 Hours of Service, including the Plan Year which includes the first anniversary of the date the Employee first performed an Hour of Service upon his employment or reemployment.

         1.19 "Eligible Employee" means any Employee of a Plan Sponsor other than an Employee who is (a) covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining (unless such agreement provides for participation by Employees covered thereby under the Plan), (b) a leased employee within the meaning of Code Section 414(n)(2), or (c) any other individual deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

         1.20 "Employee" means any person who is employed by a Plan Sponsor or Affiliate for purposes of the Federal Insurance Contributions Act, who is a leased employee within the meaning of Code Section 414(n)(2) with respect to a Plan Sponsor, or who is deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

         1.21     "Entry Date" means January 1 and July 1.

         1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.23 "Fiduciary" means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any Plan assets, or any other person who exercises or has any authority or control respecting management or disposition of Plan assets.

         1.24 "Fund" means the total amount at any given time of the cash and other property held by the Trustee pursuant to the Plan.

         1.25     "Hour of Service" means:

                  (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

                  (b) Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in that Subsection (f);

                  (d) Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for a child for a period immediately following its birth or placement. The hours described in this Subsection (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in a year solely because of the credit, or (B) in any other case, in the next following computation period;

                  (e) Without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the "Act"), each hour (as determined pursuant to the Act) for which an Employee is granted leave under the Act (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster case, (3) to care for the Employee's spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee's job;

                  (f) The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 Hours of

         Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate; and

                  (g) In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor authorizing the counting of such service.

         1.26 "Investment Committee" means a committee which may be established to direct the Trustee with respect to investments of the Fund.

         1.27 "Investment Manager" means a Fiduciary, other than the Trustee, the Plan Administrator, or a Plan Sponsor, who may be appointed by the Primary Sponsor:

                  (a) who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

                  (b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940, (2) is a bank as defined in that Act, or (3) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

                  (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

         1.28 "Member" means any Employee who has become a participant in the Plan for so long as his Accrued Benefit has not been fully distributed pursuant to the Plan.

         1.29     "Named Fiduciary" means only the following persons:

                  (a)      the Plan Administrator;

                  (b)      the Trustee;

                  (c)      the Investment Committee; and

                  (d)      the Investment Manager.

         1.30     "Normal Fund Payment" means:

                  (a) In the case of a Member who is not married on the date payments to the Member are to commence under the terms of the Plan, a single life annuity, payable in monthly installments for the life of the Member, which is the actuarial equivalent of an immediate lump sum payment of the Member's vested Accrued Benefit;

                  (b) In the case of a Member who is married on the date payments are to commence under the terms of the Plan, a joint and survivor annuity, payable in monthly installments, which is an immediate annuity for the life of the Member with a survivor annuity for the life of his spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Member and his spouse and which is the actuarial equivalent of an immediate lump sum payment of the Member's vested Accrued Benefit;

                  (c) In the case of a Member who is married and who dies before payments are to commence under the terms of the Plan, an immediate single life annuity, payable in monthly installments for the life of his spouse, which is the actuarial equivalent of an immediate lump sum payment of the Member's vested Accrued Benefit;

                  (d) In the case of a Member who dies while not married before payments are to commence, a single lump sum payment in cash; and

                  (e) Notwithstanding anything contained in this Section, if the Member's vested Accrued Benefit as of the date payments are to commence is $3,500 or less, a lump sum payment in cash.

     Any annuity may be purchased from an insurance company designated by the Plan Administrator in writing to the Trustee, and may be distributed to the Member, his spouse, or his Beneficiary as the case may be. The distribution, if any, shall be in full satisfaction of the benefits to which the Member, his spouse, or his Beneficiary is entitled under the Plan. For purposes of this Section, actuarial equivalence shall be determined based on factors employed by the insurance company from which the annuity is purchased and any commissions or other costs associated with the purchase.

         1.31 "Normal Retirement Age" means the later of (a) age 65 and (b) the fifth anniversary of the date a Member commenced participation in the Plan. For purposes of determining the fifth anniversary of a Member's commencement of participation, service under any pension or profit sharing plan of a Plan Sponsor shall be counted; however, the same service shall not be counted twice.

         1.32 "Plan Administrator" means the organization or person appointed to administer the Plan.

         1.33 "Plan Sponsor" means individually the Primary Sponsor, First Bulloch, Metter and each Affiliate or other entity which has adopted the Plan and Trust.

         1.34     "Plan Year" means the calendar year.

         1.35 "Prior Plan" means the Old Plan, the First Bulloch Plan, the Metter Plan, or any other plan previously adopted by a Plan Sponsor which has been approved by the Internal Revenue Service under Code Sections 401(a) and 501(a) and which the Plan Sponsor has amended and restated into the Plan.

         1.36 "Retirement Date" means the date on which the Member retires on or after (a) attaining Normal Retirement Age, or (b) becoming subject to a Disability.

         1.37     "Target Benefit" means

                  (a) with respect to Members who terminate employment in Plan Years beginning before January 1, 1994, a hypothetical amount determined in accordance with the applicable formula set forth in Appendix C; and

                  (b) with respect to Members who terminate employment in Plan Years beginning on and after January 1, 1994, a hypothetical amount equal to forty-five percent (45%) of the Member's Average Annual Compensation (reduced pro rata for each Year of Projected Participation less than twenty-five (25)), payable as a straight life annuity beginning at Normal Retirement Age.

         1.38 "Termination Completion Date" means the last day of the fifth consecutive Break in Service computation period, determined under Plan Section 1.10, in which a Member completes a Break in Service.

         1.39 "Theoretical Reserve" means an amount determined, as of the last day of each Plan Year, in accordance with (a) and (b) below:

                  (a) Initial Theoretical Reserve means and shall be determined as follows:.

                           (1) with respect to a Member who first performs an Hour of Service on or after January 1, 1994, zero;

                           (2) with respect to a Member who first performs an Hour of Service prior to January 1, 1994, the amount which is the excess of (A) over (B) (but not below zero), where:

                                    (A)      is the present value of the
                           Member's Target Benefit, calculated as of December 31, 1993, using the Actuarial Assumptions, the provisions of the Plan and the Member's Average Annual Compensation as of such date. For a Member who attains Normal Retirement Age on or before December 31, 1994, the Target Benefit will be determined using the Actuarial Assumptions, the provisions of the Plan and the Member's Average Annual Compensation as of such date, except that the straight life annuity factor used in that determination will be the factor applicable for the Member's Normal Retirement Age; and

                                    (B)      is the present value of future Plan
                           Sponsor contributions, calculated as of December 31, 1993, using the Actuarial Assumptions, the provisions of the Plan (disregarding limitations contained in Appendices A and B), and the Member's Average Annual Compensation as of such date, beginning with the Plan Year commencing January 1, 1994 and continuing through the end of the Plan Year in which the Member attains Normal Retirement Age.

                  (b) Accumulate a Member's Initial Theoretical Reserve and the Plan Sponsor contribution made on behalf of such Member (calculated in accordance with Plan Section 3.1, as limited by Appendix A, but without regard to any minimum contribution required by Appendix B) for each Plan Year beginning with the Plan Year commencing January 1, 1994 up through the last day of the current Plan Year (excluding Plan Sponsor contributions for the current Plan Year) using the interest rate assumption set forth in Plan Section 1.2. Notwithstanding the preceding, in any Plan Year following the Plan Year in which the Member attains Normal Retirement Age, the accumulation is calculated assuming an interest rate of 0%.

         1.40 "Trust" means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund.

         1.41     "Trustee" means the trustee under the Trust.

         1.42 "Valuation Date" means the last day of each Plan Year, or any other day which the Plan Administrator may, in the interest of preserving the interests of Members and Beneficiaries in the Fund from time to time declare to be a Valuation Date.

         1.43 "Vesting Service" means each calendar year during which an Employee has completed no less than 1,000 Hours of Service. Notwithstanding anything contained herein to the contrary, Vesting Service shall not include:

                  (a) In the case of a Member who for each of five consecutive Plan Years completes a Break in Service and who is not reemployed by a Plan Sponsor or an Affiliate on or prior to his Termination Completion Date, for purposes of determining the vested portion of his Accrued Benefit derived from Plan Sponsor contributions which accrued before his Termination Completion Date, all service in Plan Years after his Termination Completion Date; and

                  (b) In the case of an Employee who, at the time of his Termination Completion Date following termination of employment (other than by reason of attainment of a Retirement Date or death) does not have any vested right in Plan Sponsor contributions, all service in Plan Years before the Plan Year in which the first of the five consecutive Breaks in Service commenced, if the number of consecutive Plan Years in which the Employee incurred a Break in Service equals or exceeds five.

         1.44     "Years of Projected Participation" means the sum of (a) and
(b), where

                  (a) equals the number of years of Credited Service earned by a Member beginning with the latest of (1) the first Plan Year for which the Member earned a year of Credited Service, or (2) the first Plan Year beginning on January 1, 1994, and ending with the last day of the current Plan Year; and

                  (b) equals the number of years, if any, subsequent to the current Plan Year through the end of the Plan Year in which the Member will attain Normal Retirement Age.

                                    SECTION 2
                                   ELIGIBILITY

         2.1 Each individual who was a participant in a Prior Plan on the day immediately preceding January 1, 1989 shall be a Member as of January 1, 1989.

         2.2 Each individual who was an Eligible Employee on July 1, 1988 and who was still an Eligible Employee on January 1, 1989 shall become a Member as of January 1, 1989.

         2.3 Each former Member who is reemployed by a Plan Sponsor shall become a Member as of the date of his reemployment as an Eligible Employee.

         2.4 Each former Employee who completed his Eligibility Service but terminated employment with a Plan Sponsor before becoming a Member shall become a Member as of the latest of the date he (a) is reemployed, (b) would have become a Member if he had not terminated employment, or (c) becomes an Eligible Employee.

         2.5 Each other Eligible Employee shall become a Member as of the Entry Date coinciding with or next following the later of the date he (a) completes his Eligibility Service or (b) attains age 21.

                                    SECTION 3
                                  CONTRIBUTIONS

         3.1 Each Plan Sponsor, subject to its right to terminate its participation in the Plan, shall make contributions to the Fund with respect to each Plan Year on behalf each Member who is an Eligible Employee an amount necessary to fund the Member's Target Benefit. For Plan Years commencing on and after January 1, 1994, a Plan Sponsor's contribution on behalf of each such Member shall be determined as follows:

                  (a) Calculate the present value of the Member's Target Benefit as follows:

                           (1) if the Member has not attained his Normal Retirement Age, multiply the Member's Target Benefit by the factor which is the product of the applicable discount factor in Table 1 (set forth in Appendix D) multiplied by the applicable life annuity factor in Table 2 (set forth in Appendix D);

                           (2) if the Member has attained his Normal Retirement Age, multiply the Target Benefit by the applicable life annuity factor in Table 2 (set forth in Appendix D) corresponding to the Member's Normal Retirement Age.

                  (b) Determine the excess, if any, of the amount determined in Subsection (a), over the Theoretical Reserve.

                  (c) Amortize the result in Subsection (b) by multiplying it by the applicable amortization factor in Table 3 (set forth in Appendix D). Notwithstanding anything to the contrary, the applicable amortization factor for the Plan Year in which the Member attains Normal Retirement Age and for any subsequent Plan Year shall be 1.0.

         3.2 Forfeitures shall be used to reduce Plan Sponsor contributions and not to increase benefits.

         3.3 Notwithstanding any other provision of the Plan, contributions may be made only in cash or other property as is acceptable to the Trustee.

                                    SECTION 4
                                   ALLOCATIONS

         4.1 As of the last date of each Plan Year, Plan Sponsor contributions determined under Plan Section 3.1 shall be allocated to the Account of each Member who is employed by a Plan Sponsor on the last day of the Plan Year, or whose death or Retirement Date occurred during the Plan Year and who individually or through his Beneficiary did not elect to have payments commence immediately thereafter.

         4.2 As of the last day of each Plan Year, if, and to the extent, necessary to satisfy with respect to the Plan Year, the minimum coverage requirements prescribed in Code Section 410(b) or the minimum participation requirements under Code Section 401(a)(26) and regulations issued thereunder, Members who are not Highly Compensated Employees who completed more than 500 Hours of Service during the Plan Year, but who terminated employment before the last day of the Plan Year, shall be entitled to an allocation under Plan Section 4.1, beginning with the individual receiving the least Annual Compensation for the Plan Year.

         4.3 Except as otherwise provided in the Plan and the Trust, as of each Valuation Date, the Trustee shall allocate to each Account its share of the net income or net loss of the Fund as follows:

                  (a) To the cash income, if any, since the last Valuation Date, there shall be added or subtracted, as the case may be, any net increase or decrease, since the last Valuation Date, in the fair market value of the assets of the Fund, any gain or loss on the sale or exchange of assets of the Fund since the last Valuation Date, accrued interest since the last Valuation Date with respect to any interest-bearing security, the amount of any dividend which shall have been declared since the last Valuation Date but not paid on shares of stock attributable to the Fund if the market quotation used in determining the value of such shares is ex-dividend, and the amount of any other assets of Fund determined by the Trustee to be income since the last Valuation Date.

                  (b) From the sum thereof there shall be deducted all charges, expenses, and liabilities accrued since the last Valuation Date which are proper under the provisions of the Plan and Trust and which in the discretion of the Trustee are properly chargeable against income for the period.

The net income or net loss so determined shall be allocated as of the Valuation Date to the Account of each Member in the proportion that the value of the Account of each Member as of the preceding Valuation Date bears to the total value of the Accounts of all Members as of the preceding Valuation Date.

                                    SECTION 5
                                 DEATH BENEFITS

         5.1 Upon the death of a Member while an Employee, his Beneficiary shall be entitled to the full value of his Accrued Benefit.

         5.2 Upon the death of a Member who is no longer an Employee, prior to the distribution of his vested Accrued Benefit, his Beneficiary shall be entitled to the Member's Accrued Benefit.

         5.3 If subsequent to the death of a Member, the Member's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a),
(b) or (c) of Plan Section 1.8 shall generally be entitled to receive benefits under the Plan. However, if the deceased Beneficiary was the Member's spouse at the time of the Member's spouse at the time of the Member's death, or if no successor Beneficiary shall have been designated by the Member and be alive and no Beneficiary listed under Subsection (a), (b) and (c) of Plan Section 1.8 shall be alive, the Member's unpaid vested Accrued Benefit shall be paid to the personal representative of the deceased Beneficiary's estate.

         5.4 Any benefit payable under this Plan Section shall be paid in accordance with and subject to the provisions of Plan Section 6 or 7, whichever is applicable, after receipt by the Trustee from the Plan Administrator of due notice of the death of the Member.

                                    SECTION 6
                   PAYMENT OF BENEFITS ON RETIREMENT OR DEATH

         6.1 The Accrued Benefit of a Member who has attained his Retirement Date or has attained Normal Retirement Age or died while an Employee shall be fully vested and nonforfeitable. As of a Member's Retirement Date or death while an Employee, he or his Beneficiary shall be entitled to his Accrued Benefit to be paid in accordance with this Plan Section 6.

         6.2 The Accrued Benefit of the Member which is to be paid pursuant to this Plan Section 6 shall be determined as of the Valuation Date coinciding with or next following the Member's Retirement Date or date of death, adjusted for a pro rata share of any income, gains, and losses attributable thereto through the Valuation Date coinciding with or immediately preceding the date the Accrued Benefit is paid. Payments to a Member, or to the Beneficiary of a deceased Member shall commence within 60 days after the end of the Plan Year in which the Retirement Date or the date of death of the Member occurs. A Member or the Beneficiary of a deceased Member may alternatively elect by a written notice to the Plan Administrator to have payments commence immediately after the Retirement Date or death of a Member, in which event, the

Accrued Benefit of the Member shall be determined as of the Valuation Date next preceding the Member's Retirement Date or death and shall be equal to his Account determined as of that Valuation Date.

         6.3 (a) The payment of a Member's Accrued Benefit shall be in the form of a Normal Fund Payment, except that a Member whose Accrued Benefit exceeds $3,500 as of the date payments are to commence may elect during the applicable election period not to receive the Normal Fund Payment by execution and delivery to the Plan Administrator of a written instrument provided by the Plan Administrator in which the Member identifies the particular alternate form of payment desired and, if applicable, the specific nonspouse Beneficiary. For purposes of this
         Section 6.3, the term "applicable election period" shall mean, with respect to a Normal Fund Payment described in Subsection (a) or (b) of Plan Section 1.30, the 90 day period ending on the first date on which the Member is entitled to payment from the Fund, and with respect to a Normal Fund Payment described in Subsection (c) of Plan Section 1.30, the period which begins on the first day of the Plan Year in which an Eligible Employee becomes a Member and which ends on the date of his death. In the case of a married Member, no election shall be effective unless spousal consent is obtained in accordance with the provisions of Plan Section 1.8.

                  If an election is made, the Member's vested Accrued Benefit shall be paid in the form set forth in Subsection (b) or (c) of this Section chosen by the Member by written instrument delivered to the Plan Administrator prior to the date payments are otherwise to commence. Any waiver of a Normal Fund Payment under Plan Section 1.8, made prior to the first day of the Plan Year in which the Member attains age 35 shall become invalid as of the first day of the Plan Year in which the Member attains age 35 (unless the Member has earlier separated from service) and the provisions of Plan Section 1.8 shall apply unless a new waiver is obtained.

                  (b) A Member may select one of the following alternate forms of payment to be paid upon the attainment of the Member's Retirement Date:

                           (1)      One lump sum payment in cash; or

                           (2) Cash payments, in annual or more frequent installments over a period certain of five, 10, 15, 20, or 25 years; provided, however, this alternate form of payment shall only be available to a Member upon his Retirement Date. The initial value of the obligation for the installment payments shall be the amount of the Member's vested Accrued Benefit on the date on which he is entitled to commencement of payments from the Fund which amount, or the balance thereof after payment of any installments, shall be credited with its pro rata share of the net income, gain, or loss of the Fund during the period over which installments are paid.

                  (c) A Member may select a lump sum payment in cash as an alternate form of payment to be paid to his Beneficiary upon his death.

                  (d) The Plan Administrator shall furnish to the Member a written explanation of:

                           (1) the terms and conditions of the Normal Fund Payment including a general description of the eligible conditions and other material features of the alternate forms of payment under the Plan,

                           (2) the Member's right to make, and the effect of, an election not to receive the Normal Fund Payment, including a general description of the conditions and other material features of the alternate forms of payment under the Plan,

                           (3) the rights of the Member's spouse as described in Subsection (a) of this Section of the Plan, and

                           (4) the right to make, and the effect of, a revocation of an election pursuant to this Section.

                  In the case of a Normal Fund Payment described under Subsection (a) or (b) of Plan Section 1.30, the written explanation shall be provided to the Member within 90 days prior to the first date on which he is entitled to payment from the Fund. In the case of a Normal Fund Payment described under Subsection (c) of Plan Section 1.30, the written explanation shall be provided to the Member in whichever of the following periods ends last:

                           (A) the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35;

                           (B) the period beginning one year before and ending one year after the Employee first becomes a Member;

                           (C) the period beginning one year before and ending one year after the provisions of this Subsection (c) apply to the Member; or

                           (D) the period beginning one year before and ending one year after separation from service in the case of a Member who separates from service before attaining age 35.

         (e) A Member may revoke any election not to receive payment in the form of a Normal Fund Payment at any time prior to commencement of payments from the Fund, and may make a new election at any time prior to the commencement of payments from the Fund.

         6.4 In the event that the Member elects an alternate form of payment described in Plan Section 6.3 and the joint survivor dies after the election but before benefit payments have actually commenced to the Member, the election will be null and void and the Member shall be deemed to have made no election pursuant to the Plan Section containing the definition of the term "Beneficiary" until and unless a subsequent election is made by the Member.

         6.5 Payments under the Normal Fund Payment shall be determined according to the amount of the Accrued Benefit of the Member on the date on which the Member is entitled to commencement of payments from the Fund.

         6.6 Notwithstanding anything to the contrary contained in the Plan, if a Member's vested Accrued Benefit exceeds $3,500, it shall not be distributed before the Member's Normal Retirement Age or death without the consent of the Member and, if the Member is married and elects a form of payment other than a Normal Fund Payment, his spouse.

         6.7      Notwithstanding any other provisions of this Plan,

                  (a) Prior to the death of a Member, all retirement payments hereunder shall --

                           (1) be distributed to the Member not later than the required beginning date (as defined below) or,

                           (2) be distributed, commencing not later than the required beginning date (as defined below) --

                                    (A)      in accordance with regulations
                           prescribed by the Secretary of the Treasury, over the life of the Member or over the lives of the Member and his designated individual Beneficiary, if any, or

                                    (B)      in accordance with regulations
                           prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and his designated individual Beneficiary, if any.

                  (b)      (1) If --

                                    (A)      the distribution of a Member's
                           retirement payments has begun in accordance with Subsection (a)(2) of this Section, and

                                    (B)      the Member dies before his entire
                           vested Accrued Benefit has been distributed to him,

                  then the remaining portion of his vested Accrued Benefit shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Section as of the date of his death.

                           (2) If a Member dies before the commencement of retirement payments hereunder, the entire interest of the Member shall be distributed within five (5) years after his death.

                           (3)      If --

                           (A) any portion of a Member's vested Accrued Benefit is payable to or for the benefit of the Member's designated individual Beneficiary, if any,

                           (B) that portion is to be distributed, in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the designated individual Beneficiary or over a period not extending beyond the life expectancy of the designated individual Beneficiary, and

                           (C) the distributions begin not later than one year after the date of the Member's death or such later date as the Secretary of the Treasury may by regulations prescribe,

         then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph (3) shall be treated as distributed on the date on which the distributions to the designated individual Beneficiary begin.

                  (4) If the designated individual Beneficiary referred to in Paragraph (3)(A) of this Subsection (b) is the surviving spouse of the Member, then --

                           (A) the date on which the distributions are required to begin under Paragraph (3)(C) of this Subsection
                  (b) shall not be earlier than the date on which the Member would have attained Age 70-1/2, and

                           (B) if the surviving spouse dies before the distributions to such spouse begin, this Subsection (b) shall be applied as if the surviving spouse were the Member.

                  (c) For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Member attains Age 70-1/2. Notwithstanding the foregoing, in the case of a Member who has attained age 70-1/2 before January 1, 1988, other than a Member who is described in Section 1(b)(3) of Appendix B, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Member retires or otherwise terminates employment.

                  (d) Distributions will be made in accordance with the regulations under Code Section 401(a)(9), including the minimum distribution incidental death benefit requirement of Treas. Reg.
         Section 1.401(a)(9)-2.

         6.8 Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. If the Eligible

Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than 30 days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

                  (a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (b) the Distributee, after receiving the notice, affirmatively elects a distribution.

                                    SECTION 7
                PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT

         7.1 Transfer of a Member from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment of the Member.

         7.2 In the event of the termination of employment of a Member for reasons other than death or attainment of a Retirement Date, the Member's Accrued Benefit shall be determined as of the Valuation Date coinciding with or immediately preceding the Member's termination of employment. No further Plan Sponsor contributions or forfeitures shall be allocated to the Member's Account after that Valuation Date, but until the Valuation Date immediately preceding the date it is paid, his Account shall be credited with its pro rata share of any income, gains and losses attributable thereto.

         7.3 That portion of a Member's Accrued Benefit in which he is vested shall be:

                  (a) his Metter Account, which shall be fully vested and nonforfeitable at all times; and

                  (b) that portion of the value of his Target Account computed according to the following vesting schedules taking into account any Vesting Service subsequent to the Valuation Date until the date of his termination of employment:

          Full Years of                          Percentage
         Vesting Service                           Vested
         ---------------                           ------
            Less than 2                              0%
                2                                   20%
                3                                   40%
                4                                   60%
                5                                   80%
           6 or more                               100%

         7.4 The Member's Accrued Benefit shall be payable in the form of a Normal Fund Payment, unless he elects otherwise under Plan Section 6. Payment shall be made as soon as administratively feasible after the Member completes his first Break in Service; provided, however, effective for terminations of employment occurring on and after January 1, 1994, payment shall be made as soon as administratively feasible after the Valuation Date coinciding with or next following such Member's termination of employment. Notwithstanding the preceding, if the Member's vested Account exceeds $3,500, payment of such benefit will not be distributed without the Member's consent before Normal Retirement Age or death (and if the Member is married and elects a form of payment other than a Normal Fund Payment, without the spouse's consent). If a Member who has a termination of employment has not previously received a distribution of his Account under Plan Section 7.4(b), payment of his vested Account shall be made on or before 60 days following the end of the Plan Year in which the Member attains Normal Retirement Age or dies, whichever is the first to occur. Payment shall be subject to the minimum distribution and Eligible Rollover Distribution requirements set forth in Plan Section 6.

         7.5 (a) If any portion of a Member's vested Account derived from Plan Sponsor contributions is paid prior to his Termination Completion Date, a portion of his Account equal to his total non-vested Account derived from Plan Sponsor contributions multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Plan Sponsor contributions and the denominator of which is the total vested Account attributable to Plan Sponsor contributions, shall be immediately forfeited. The amount forfeited shall not exceed the Member's nonvested Account. Upon the Termination of Employment of a Member who is not vested in any part of his Account, the Member shall be deemed to have received a distribution and his Account shall be immediately forfeited.

                  (b) If the Member is reemployed by a Plan Sponsor or an Affiliate prior to his Termination Completion Date and (1) if the Member's Account was partially vested and the Member repays to the Fund no later than the fifth anniversary of the Member's reemployment by the Plan Sponsor or an Affiliate all of that portion of his vested Account which was paid to him or (2) if the Member's Account was not vested upon his termination of employment, then any portion of his Account which was not forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Member's reemployment, respectively. The restoration on any Valuation Date of the forfeited portion of the Account of a Member pursuant to the preceding sentence shall be made first from forfeitures available, and secondly from net income calculated as of that Valuation Date, to the extent available, and secondly from net income calculated as of that Valuation Date, if any. Only after restorations have been made shall the remaining net income be available for allocation under Plan Section 4.

                  (c) If a Member who is partially vested in his Account does not receive, prior to his Termination Completion Date, a distribution of any portion of his vested Account, then no forfeiture of that Member's nonvested portion of his Account shall occur until the Member's Termination Completion Date.

         7.6 In the event that an amendment to the Plan directly or indirectly changes the vesting schedule, the vesting percentage for each Member in his Accrued Benefit accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Member with at least three years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment.

         7.7 If a Member has a termination of employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a distribution of his Account under the Plan, such Member shall not be entitled to a distribution under this Section while he is an Employee.

                                    SECTION 8
                           ADMINISTRATION OF THE PLAN

         8.1 Trust Agreement. Each Plan Sponsor shall enter into a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

         8.2 Operation of the Plan Administrator. The Primary Sponsor shall appoint a Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

         8.3      Fiduciary Responsibility.

                  (a) The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Plan Administrator and may designate in writing other persons (other than the Trustee) to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may at any time and from time to time remove any such person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

                  (b) The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary's responsibilities under the Plan.

                  (c) Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims, losses, costs, expenses (including, without limitation, attorney's fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person so acting.

         8.4      Duties of the Plan Administrator.

                  (a) The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee be required to make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.

                  (b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits, and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Members, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

                  (c) The Plan Administrator shall furnish Members and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan and the Trust.

                  (d) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

         8.5 Investment Manager. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than 30 days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

         8.6 Investment Committee. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Committee. The Primary Sponsor shall have the right to remove any person on the Investment Committee at any time by notice in writing to such person. A person on the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, or in the event of the death of a person on the Investment Committee, the Primary Sponsor may appoint a successor. Until a successor has been appointed, the remaining persons on the Investment Committee may continue to act as the Investment Committee.

         8.7 Action by the Primary Sponsor or a Plan Sponsor. Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or the Trust or to determine the basis of any Plan Sponsor contributions.

                                    SECTION 9
                             CLAIM REVIEW PROCEDURE

         9.1 If a Member or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to the claimant written notice of the denial within 90 days after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

         9.2 In the event that a Member or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

                  (a)      the specific reasons for the denial;

                  (b) specific references to the pertinent provisions of the Plan on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d)      an explanation of the Plan's claim review procedure.

         9.3 After receiving written notice of the denial of a claim, a claimant or his representative may:

                  (a) request a full and fair review of such denial by written application to the Plan Administrator;

                  (b)      review pertinent documents; and

                  (c) submit issues and comments in writing to the Plan Administrator.

         9.4 If the claimant wishes such a review of the decision denying his claim to benefits under the Plan, he must submit such written application to the Plan Administrator within 60 days after receiving written notice of the denial.

         9.5 Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than 30 days from the date on which the Plan Administrator received such written application for review.

         9.6 At least 10 days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

         9.7 All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

         9.8 No later than 60 days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than 120 days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

                                   SECTION 10
            LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY INCOMPETENT
                       DISTRIBUTEES AND UNCLAIMED PAYMENTS

         10.1 No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith.

         10.2 If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Member or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Trustee shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

         10.3 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

         10.4 If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the person be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan Section 3.2, except that, in the event the person later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall contribute to the Plan an amount equal to be paid to him as soon as administratively feasible.

                                   SECTION 11
                          PROHIBITION AGAINST DIVERSION

         At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Members or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions.

                                   SECTION 12
                              LIMITATION OF RIGHTS

         Membership in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

                                   SECTION 13
              AMENDMENT TO OR TERMINATION OF THE PLAN AND THE TRUST

         13.1 The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part by notice thereof in writing delivered to the Trustee; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent. No such modifications or amendments shall have the effect of retroactively changing or depriving Members or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

         13.2 Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor shall not be a termination as to any other Plan Sponsor.

                  (a) If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Members and Beneficiaries, and for no other purposes, and the Account of each affected Member shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

                  (b) In the event of the partial termination of the Plan, each affected Member's Account shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

         13.3 In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Members with respect to the Plan as adopted by such Plan Sponsor shall be held subject to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

         13.4 In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to any other plan qualified under Code Section 401, the terms of such merger, consolidation or transfer shall be such that each Member in the Plan would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which such Member would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

         13.5 Notwithstanding any other provision of the Plan, an amendment to the Plan --

                  (a) which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

                  (b)      which eliminates an optional form of benefit

         shall not be effective with respect to benefits attributable to service before the amendment is adopted. In the case of a retirement-type subsidy described in Subsection (a) above, this Section shall be applicable only to a Member who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

                                   SECTION 14
                         ADOPTION OF PLAN BY AFFILIATES

         Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, or business entity or affiliate. The resolution shall state and define the effective Date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the "limitation year" as to such Plan Sponsor. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust under Code Sections 401(a) and 501(a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust, and the Plan and Trust shall terminate, as to the adopting Affiliate or other corporation or business entity.

                                   SECTION 15
                    QUALIFICATION AND RETURN OF CONTRIBUTIONS

         15.1 If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust within one year after the date of denial of qualification (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust, (b) contributions made by a Member shall be returned to the Member who made the contributions, and (c) the Plan and Trust shall thereupon terminate.

         15.2 If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor's request, a contribution which was made by reason of a mistake of fact or upon the deductibility of the contribution under Code Section 404, shall be returned to a Plan Sponsor within one year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

         In the event of a contribution which was made by reason of a mistake of fact or which was conditioned upon the deductibility of the contribution, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Member's Account to be less than the balance would have been had the mistaken contribution not been made.

                                   SECTION 16
                      INCORPORATION OF SPECIAL LIMITATIONS

         Appendices A, B and C to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

         IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the day and year first above written.

                       FIRST BANKING COMPANY OF SOUTHEAST
                                     GEORGIA


                                    By: /s/  James E. Hodges
                                       ----------------------------------------
                                    Title: /s/  President
                                          -------------------------------------

ATTEST:

 /s/
-----------------------------

Title: Secretary
      -----------------------
          [CORPORATE SEAL](C)

                                   APPENDIX A
                            LIMITATION ON ALLOCATIONS

                                    SECTION 1

     The "annual addition" for any Member for any one limitation year may not exceed the lesser of:

          (a) $30,000 (or, if greater, one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A), as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury); or

          (b) 25% of the Member's Annual Compensation.

                                    SECTION 2

     For the purposes of this Appendix A, the term "annual addition" for any Member means for any limitation year, the sum of certain Plan Sponsor and Member contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year.

                                    SECTION 3

     In the event that a Plan Sponsor maintains a defined benefit plan under which a Member also participates, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year for any Member may not exceed 1.0.

          (a) The defined benefit plan fraction for any limitation year is a fraction:

               (1) the numerator of which is the projected annual benefit of the Member under the defined benefit plan (determined as of the close of such year); and

               (2) the denominator of which is the lesser of

                    (A) the product of 1.25, multiplied by the maximum annual
               benefit allowable under Code Section 415(b)(1)(A), or

                    (B) the product of

                          (i)  1.4, multiplied by

                          (ii) the maximum amount which may be taken into
                    account under Code Section 415(b)(1)(B) with respect to the Member under the defined benefit plan for the limitation year (determined as of the close of the limitation year).

           (b) The defined contribution plan fraction for any limitation year is a fraction:

               (1) the numerator of which is the sum of a Member's annual additions as of the close of the year; and

               (2) the denominator of which is the sum of the lesser of the following amounts determined for the year and for all prior limitation years during which the Member was employed by a Plan Sponsor:

                    (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the limitation year (determined without regard to Code Section 415(c)(6)); or

                    (B) the product of

                          (i)  1.4, multiplied by

                          (ii) the amount which may be taken into account under
                    Code Section 415(c)(1)(B) (or Code Section 415(c)(7), if applicable) with respect to the Member for the limitation year.

                                    SECTION 4

     For purposes of this Appendix A, the term "limitation year" shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve-month period adopted in accordance with regulations issued by the Secretary of the Treasury. For purposes of applying the limitations set forth in this Appendix A, the term "Plan Sponsor" shall mean a Plan Sponsor and any other corporations which are members of the same controlled group of corporations (as described in Code Section 414(b), as modified by Code Section 415(h)) as is a Plan Sponsor, any other trades or businesses (whether or not incorporated) under common control (as described in Code Section 414(c), as modified by Code Section 415(h)) with a Plan Sponsor, any other corporations, partnerships, or other organizations which are members of an affiliated service group (as described in Code Section 414(m)) with a Plan Sponsor, and any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

                                    SECTION 5

     For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan.

                                    SECTION 6

     In the event that as a result of either the allocation of forfeitures to the Account of a Member or a reasonable error in estimating the Member's Annual Compensation, the annual addition allocated to the Account of a Member exceeds the limitations set forth in Section 1 of this Appendix A or in the event that the aggregate contributions made on behalf of a Member under both a defined benefit plan and a defined contribution plan, subject to the reduction of allocations in other defined contribution plans required by Section 5 of this Appendix A, cause the aggregate limitation fraction set forth in Section 3 of this Appendix A to be exceeded, the Plan Administrator shall, in writing, direct the Trustee to take such of the following actions as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved:

          (a) If reduction is necessary, contributions made by the Plan Sponsor on behalf of the Member pursuant to Plan Section 3.1 shall be reduced in the amount of the excess. The amount of the reduction of contributions shall be reallocated to the Accounts of Members who are not affected by the limitations in the same manner as the contribution of the Plan Sponsor for the year is allocated under Plan Section 3.1 to the Accounts of the Members; and

          (b) If the contribution of the Plan Sponsor would cause the annual addition to exceed the limitations set forth herein with respect to all Members under the Plan, the portion of the contribution in excess of the limitations shall be segregated in a suspense account. While the suspense account is maintained, (1) no Plan Sponsor contributions under the Plan shall be made which would be precluded by this Appendix A, (2) income, gains and losses of the Fund shall not be allocated to such suspense account and (3) amounts in the suspense account shall be allocated in the same manner as Plan Sponsor contributions under the Plan as of each Valuation Date on which Plan Sponsor contributions may be allocated until the suspense account is exhausted. In the event of the termination of the Plan, the amounts in the suspense account shall be returned to the Plan Sponsor to the extent that such amounts may not then be allocated to the Members' Accounts.(C)

                                    APPENDIX B
                              TOP-HEAVY PROVISIONS

                                    SECTION 1

     As used in this Appendix B, the following words shall have the following meanings:

          (a) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

          (b) "Key Employee" means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date or any of the four
     (4) preceding Plan Years is:

               (1)  An officer described in Code Section 414(q)(1)(D);

               (2) One of the ten (10) Employees owning both (A) more than one-half percent (1/2%) of the outstanding stock of the Plan Sponsor, more than one-half percent (1/2%) of the total combined voting power of all stock of the Plan Sponsor, or more than one-half percent (1/2%) of the capital or profits interest in the Plan Sponsor, and (B) the largest percentage ownership interests in the Plan Sponsor or any of its Affiliates, and whose Annual Compensation is equal to or greater than the amount in effect under Section 1(a) of Appendix A to the Plan for the calendar year in which the Determination Date falls; or

               (3) An owner of more than five (5%) percent of the outstanding stock of the Plan Sponsor or more than five (5%) percent of the total combined voting power of all stock of such Plan Sponsor; or

               (4) An owner of more than one (1%) percent of the outstanding stock of the Plan Sponsor or more than one (1%) percent of the total combined voting power of all stock of such Plan Sponsor, and who in such Plan Year had Annual Compensation from such Plan Sponsor and all of its Affiliates of more than $150,000.

         Employees other than Key Employees are sometimes referred to in this Appendix as "non-key employees."

          (c) "Required Aggregation Group" means:

               (1) each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 40l(a) in which a Key Employee is a participant, and

               (2) each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

          (d) (1) "Top-Heavy" means:

                  (A) if the Plan is not included in a Required Aggregation
               Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                      (i) the present value of the cumulative Accrued Benefits
               under the Plan for all Key Employees exceeds 60 percent of the present value of the cumulative Accrued Benefits under the Plan for all Members; and

                      (ii) the Plan, when included in every potential
               combination, if any, with any or all of:

                               (I)  any Required Aggregation Group, and

                               (II) any plan of the Plan Sponsor which is not
                          part of any Required Aggregation Group and which qualifies under Code Section 401 (a)

               is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

                  (B) if the Plan is included in a Required Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                      (i) the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

                      (ii) the Required Aggregation Group, when included in
               every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

                  (C) For purposes of Subparagraphs (A)(i) and (B)(ii) of this
               Paragraph (1), any combination of plans must satisfy the requirements of Code Sections 401(a)(4) and 410.

               (2) A group shall be deemed to be a Top-Heavy Group if:

                   (A) the sum, as of the Determination Date, of the present
               value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

                   (B) 60 percent of a similar sum determined for all
               participants in such plans.

               (3) (A) For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

                          (i) as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

                          (ii) as to any simplified employee pension, the aggregate employer contributions, and

                          (iii) an adjustment for contributions due as of the
                    Determination Date or last day of a plan year.

               In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 4l2(c)(10) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

                    (B) For purposes of this Subsection, the present value of
               the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

                    (C) For purposes of determining the present value of the
               cumulative accrued benefit under a plan for any participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the 5-year period ending on the Determination Date or last day of the plan year that falls within the calendar year in which the Determination Date falls.

                    (D) For purposes of this Paragraph (3), participant
               contributions which are deductible as "qualified retirement contributions" within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

                    (E) For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

                    (F) For purposes of this Paragraph (3), if any employee has not performed any service for any Plan Sponsor or Affiliate maintaining the plan during the five-year period ending on the Determination Date, any accrued benefit for that employee shall not be taken into account.

                    (G) (i)    In the case of an "unrelated rollover" (as
                    defined below) between plans which qualify under Code
                    Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

                        (ii) in the case of a "related rollover" (as defined
                    below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph
                    (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

                    For purposes of this Subparagraph (G), an "unrelated
               rollover" is a rollover as defined in Code Section 402(a)(5) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a "related rollover" is a rollover as defined in Code Section 402(a)(5) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

                                    SECTION 2

          (a) Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions for the Plan Year for the Account of each Member who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than 3 percent of the Member's Annual Compensation.

          (b) (1) The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for the Plan Year.

               (2) For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.

               (3) This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

                                    SECTION 3

     In any limitation year (as defined in Section 4 of Appendix A to the Plan) which contains any portion of a Plan Year in which the Plan is Top-Heavy, the number "1.0" shall be substituted for the number "1.25" in Section 3 of Appendix A to the Plan.(C)

                                   APPENDIX C
                          PRIOR TARGET BENEFIT FORMULAS

                                    SECTION 1

     With respect to Members who terminated employment in Plan Years beginning before January 1, 1991, a hypothetical amount providing a past service benefit for Credited Service performed on and after January 1, 1986 and prior to January 1, 1989, and a future service benefit for Credited Service performed on and after January 1, 1989. This amount shall be determined according to the following formulas:

          (a)  The past service benefit shall equal the sum of:

               (1) 0.95% of that portion of a Member's Annual Compensation for the preceding Plan Year which is not in excess of 50% of the Maximum Taxable Wage Base (as defined in the Prior Plan) for the preceding Plan Year, and

               (2) 1.90% of that portion, if any, of the Member's Annual Compensation for the preceding Plan Year which is in excess of 50% of the Maximum Taxable Wage Base for the preceding Plan Year,

        for each year of Credited Service prior to January 1, 1989.

          (b)  The future service benefit shall equal the sum of:

               (1) 1.17% of that portion of the Member's Annual Compensation for the preceding Plan Year which is not in excess of the Integration Level for the preceding Plan Year, plus

               (2) 1.65% of that portion, if any, of the Member's Annual Compensation for the preceding Plan Year which is in excess of the Integration Level for the preceding Plan Year,

     for each year of Credited Service performed on and after January 1, 1989; provided, however, that in the case of an Employee whose Social Security Normal Retirement Age is 66, the 1.17% base percent in (b)(1) increases to 1.202% and for an Employee whose Social Security Normal Retirement Age is 67, it increases to 1.234%.

If a Member's Years of Credited Service exceed 20, then years of Credited Service shall be reduced to 20 by eliminating, in order, the earliest of such years; and provided further that, if a Member's years of Credited Service are less than 20, then an additional future service benefit for the Member shall be determined by adding to the future service benefit provided above an additional future service benefit equal to the product of (x) multiplied by (y), where

          (x) is the benefit calculated above for the most recent year of Credited Service, and

          (y)  is the lesser of

               (i) the number of years by which the Member's years of Credited Service are less than 20, and

               (ii) the Member's projected remaining years of Credited Service until the Plan Year in which the Member's Normal Retirement Age will occur, or the current Plan Year if later.

In the case of an Employee who becomes a Member on a date other than the first day of the Plan Year in which he becomes a Member, his benefit shall be 50% of the sum set forth above.

                                    SECTION 2

     With respect to Members who terminated employment in Plan Years beginning on and after January 1, 1991, but before January 1, 1994, a hypothetical amount providing an annuity in the form of a single life annuity payable at Normal Retirement Age or, if the Member does not retire upon attaining Normal Retirement Age, at the Member's subsequent Retirement Date, in an amount equal to the sum of (a), (b), (c) and (d) below:

          (a) For each year of Credited Service earned prior to January 1, 1989 but on or after January 1, 1986, the sum of (1) .95% of that portion of a Member's Annual Compensation (as determined under the Old Plan) which is not in excess of fifty percent (50%) of the maximum Social Security taxable wage base for the preceding Plan Year and (2) 1.90% of that portion, if any, of the Member's Annual Compensation (as determined under the Old Plan) which is in excess of fifty percent (50%) of the maximum Social Security taxable wage base for the preceding Plan Year;

          (b) For each year of Credited Service earned prior to January 1, 1991 but on and after January 1, 1989, the sum of (1) 1.17% of the Member's Annual Compensation (as determined under the Old Plan) which is not in excess of the Integration Level (as defined under the Old Plan) and (2) 1.65% of that portion, if any, of the Member's Annual Compensation (as determined under the Old Plan) which is in excess of the Integration Level (as defined under the Old Plan); provided, however, that in the case of an Employee whose Social Security Normal Retirement Age is 66, the 1.17% base percent shall be increased to 1.202% and in the case of an Employee whose Social Security Normal Retirement Age is 67, the 1.17% base percent shall be increased to 1.234%;

          (c) For each year of Credited Service earned on and after January 1, 1991, the sum of (1) 1.65% of that portion of the Member's Annual Compensation which is not in excess of the Integration Level and (2) 2.13% of that portion, if any, of the Member's Annual Compensation which is in excess of the Integration Level; provided, however, that in the case of an Employee whose Social Security Normal Retirement Age is 66, the 1.65% base percent shall be increased to 1.682% and in the case of an Employee whose Social Security Normal Retirement Age is 67, the 1.65% base percent shall be increased to 1.714%; and

          (d)  If a Member's years of Credited Service are less than twenty
     (20), an additional amount equal to the product of (1) multiplied by (2) below:

               (1) the benefit calculated in (b) or (c) above, as applicable, for the most recent year of Credited Service;

               (2) the lesser of (A) the number of years by which the Member's years of Credited Service are less than twenty (20) or (B) the lesser of (i) the Member's projected remaining years of Credited Service until the Plan Year in which the Member's Normal Retirement Age will occur or, if later, (ii) one (1).

If a Member's years of Credited Service exceed twenty (20), then years of Credited Service shall be reduced to twenty (20) by eliminating, in order, the earliest of such years. In the case of an Employee who becomes a Member on a date other than the first day of the Plan Year in which the Employee becomes a Member, that person's benefit shall be fifty percent (50%) of the sum determined above.

                                    SECTION 3

     For purposes of this Appendix C, the following terms shall have the meanings set forth below:

     "Integration Level" shall mean one hundred percent 100% of the Covered Compensation for a Member reaching Social Security Normal Retirement Age during the Plan Year.

     "Covered Compensation" shall mean the average (without indexing) of the taxable wage bases (under Section 230 of the Social Security Act) for the thirty-five (35) calendar years ending with the year in which the Member attains Social Security Normal Retirement Age. The Plan Administrator may rely upon Table II of Attachment I of IRS Notice 89-70 and subsequent IRS publications in determining Covered Compensation for a Member.

     "Social Security Normal Retirement Age" means age 65 for Members born before 1938, age 66 for Members born after 1937 and prior to 1955, and age 67 for Members born after 1954.(C)

                                   APPENDIX D
                                ACTUARIAL TABLES

                  TABLE 1                            TABLE 2                          TABLE 3
                  -------                            -------                          -------

      Years From
     Amortization         Discount          Normal           Life Annuity     Years From
     Attained Age         Factor at        Retirement         Factor at      Attained Age         Factor at
        to NRA               7.5%             Age               7.5%            to NRA                7.5%
     ------------         ---------        ----------         ---------      ------------         ---------
          0               1.000000            65              9.577341             0               1.000000
          1               0.930233            66              9.363485             1               0.518072
          2               0.865333            67              9.143797             2               0.357709
          3               0.804961            68              8.918756             3               0.277737
          4               0.748801            69              8.688831             4               0.229921
          5               0.696559            70              8.454411             5               0.198181
          6               0.647962            71              8.215848             6               0.175628
          7               0.602755            72              7.973463             7               0.158816
          8               0.560702            73              7.727789             8               0.145830
          9               0.521583            74              7.479591             9               0.135522
          10              0.485194            75              7.229849             10              0.127160
          11              0.451343            76              6.979736             11              0.120258
          12              0.419854            77              6.730541             12              0.114478
          13              0.390562            78              6.483404             13              0.109579
          14              0.363313            79              6.239227             14              0.105383
          15              0.337966            80              5.998722             15              0.101759
          16              0.314387            81              5.762373             16              0.098605
          17              0.292453                                                 17              0.095841
          18              0.272049                                                 18              0.093405
          19              0.253069                                                 19              0.091249
          20              0.235413                                                 20              0.089330
          21              0.218989                                                 21              0.087616
          22              0.203711                                                 22              0.086079
          23              0.189498                                                 23              0.084698
          24              O.176277                                                 24              0.083452
          25              0.163979                                                 25              0.082325
          26              0.152539                                                 26              0.081304
          27              0.141896                                                 27              0.080377
          28              0.131997                                                 28              0.079533
          29              0.122788                                                 29              0.078764
          30              0.114221                                                 30              0.078062
          31              0.106252                                                 31              0.077420
          32              0.098839                                                 32              0.076832
          33              0.091943                                                 33              0.076293
          34              0.085529                                                 34              0.075798
          35              0.079562                                                 35              0.075344
          36              0.074011                                                 36              0.074926
          37              0.068847                                                 37              0.074541
          38              0.064044                                                 38              0.074187
          39              0.059576                                                 39              0.073861
          40              0.055419                                                 40              0.073560
          41              0.051553                                                 41              0.073282
          42              0.047956                                                 42              0.073025
          43              0.044610                                                 43              0.072788
          44              0.041498                                                 44              0.072569
          45              0.038603                                                 45              0.072366

                                   APPENDIX D
                                ACTUARIAL TABLES


            TABLE 1                     TABLE 2                    TABLE 3              TABLE 4
            -------                     -------                    -------              -------

 Years From                     Years From                Years From             Normal
Attained Age                   Attained Age                  Age 65             Retirement
   to NRA           7.5%        To Age 65       7.5%         to NRA      7.5%       Age          7.5%
------------        ----       -------------    ----      -----------    ---    ----------     --------


                                                                                   46          0.072179





                                       D-2